UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2026

PRINCETON BANCORP, INC.

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	001-41589	88-4268702
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

183 Bayard Lane
Princeton, New Jersey		08540
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 609 921-1700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	BPRN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The registrant’s 2026 annual meeting of shareholders (the “2026 Annual Meeting”) was held on April 21, 2026. There were issued and outstanding on March 6, 2026, the record date for the 2026 Annual Meeting, 6,795,200 shares of the registrant’s common stock, and 5,642,618 of such shares were present and entitled to vote at the 2026 Annual Meeting. The results of the items voted on are listed below.

1. Election of Directors

	For	Withheld
Richard Gillespie	3,669,511	779,220
Stephen Distler	4,321,918	126,814
Ross Wishnick	4,067,225	381,507
Robert Ridolfi	3,687,717	761,015
Judith Giacin	3,694,017	754,715
Stephen Shueh	4,325,600	123,132
Martin Tuchman	4,276,964	171,768
Susan Barrett	4,320,379	128,353
Edward Dietzler	4,335,831	112,901

	For	Against	Abstain	Broker Nonvotes
2. Advisory vote to approve named executive officer compensation	4,176,844	231,544	40,344	1,193,886
3. Proposal to ratify the appointment of Wolf & Company, P.C. as independent auditors for the year ending December 31, 2026	5,612,397	29,487	734	0

As the results in Matters 1 through 3 above indicate, at the 2026 Annual Meeting, (i) all of the nominees listed were elected as directors of the registrant; (ii) the advisory vote to approve named executive officer compensation was approved by the shareholders; and (iii) the proposal to ratify Wolf & Company, P.C. as the registrant’s independent auditors for the year ending December 31, 2026 was approved by the shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCETON BANCORP. INC.

Date:	April 27, 2026	By:	/s/ Daniel J. O'Donnell
Daniel J. O'Donell Executive Vice President, Chief Operating Officer and General Counsel